Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Raymond S. Haverstock

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6299

(Name, address and telephone number of agent for service)

MGM Growth Properties Operating Partnership LP

MGP Finance Co-Issuer, Inc.

(Issuer with respect to the Securities)

Delaware Delaware	81-1162318 81-2122880
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1980 Festival Drive, Suite 750 Las Vegas, NV	89135
(Address of Principal Executive Offices)	(Zip Code)

4.50% Senior Notes Due 2028

Guarantees of the 4.50% Senior Notes due 2028

(Title of the Indenture Securities)

TABLE OF ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in Its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
MGP Lessor Holdings, LLC	Delaware	81-1170711
MGP Lessor, LLC	Delaware	81-1171355

*	Each additional registrant is a direct or indirect subsidiary of MGM Growth Properties Operating Partnership LP. The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o MGM Growth Properties Operating Partnership LP, 1980 Festival Plaza Drive, Suite #750, Las Vegas, NV 89135, telephone (702) 669-1480. The name, address, and telephone number of the agent for service for each additional registrant is Andrew Hagopian III, Secretary, MGM Resorts International, 6385 S. Rainbow Blvd., Suite 500, Las Vegas, Nevada 89118, telephone (702) 693-7120.

FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items	3-15 Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item	16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.	A copy of the existing bylaws of the Trustee.**

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.	Report of Condition of the Trustee as of September 30, 2017 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

*	Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on S-4, Registration Number 333-128217 filed on November 15, 2005.

**	Incorporated by reference to Exhibit 25.1 to registration statement on form S-3ASR, Registration Number 333-199863 filed on November 5, 2014.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, State of Minnesota on the 12th of December, 2017.

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 2

Office of the Comptroller of the Currency	Washington, DC 20219

CERTIFICATE OF CORPORATE EXISTENCE

I, Keith A. Noreika, Acting Comptroller of the Currency, do hereby certify that:

1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking on the date of this certificate.

IN TESTIMONY WHEREOF, today,
June 7, 2017, I have hereunto subscribed
my name and caused my seal of office to
be affixed to these presents at the U.S.
Department of the Treasury, in the City
of Washington, District of Columbia.

/s/ Keith A. Noreika
Acting Comptroller of the Currency

Exhibit 3

Office of the Comptroller of the Currency	Washington, DC 20219

CERTIFICATION OF FIDUCIARY POWERS

I, Keith A. Noreika, Acting Comptroller of the Currency, do hereby certify that:

1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations.

2. “U.S. Bank National Association,” Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate.

IN TESTIMONY WHEREOF, today,
June 7, 2017, I have hereunto subscribed my
name and caused my seal of office to be
affixed to these presents at the U.S.
Department of the Treasury, in the City of
Washington, District of Columbia.

/s/ Keith A. Noreika
Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: December 12, 2017

By:	/s/ Raymond S. Haverstock
Raymond S. Haverstock
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 9/30/2017

($000’s)

9/30/2017
Assets
Cash and Balances Due From Depository Institutions	$20,502,653
Securities	110,797,206
Federal Funds	24,647
Loans & Lease Financing Receivables	277,953,611
Fixed Assets	4,538,527
Intangible Assets	12,820,876
Other Assets	25,614,306

Total Assets	$452,251,826
Liabilities
Deposits	$353,914,855
Fed Funds	992,263
Treasury Demand Notes	0
Trading Liabilities	989,885
Other Borrowed Money	31,965,947
Acceptances	0
Subordinated Notes and Debentures	3,300,000
Other Liabilities	14,438,977

Total Liabilities	$405,601,927
Equity
Common and Preferred Stock	18,200
Surplus	14,266,915
Undivided Profits	31,565,657
Minority Interest in Subsidiaries	799,127

Total Equity Capital	$46,649,899
Total Liabilities and Equity Capital	$452,251,826